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                                                                   EXHIBIT 10.25


                          CORPORATE GUARANTY AGREEMENT
                                   (Unsecured)


This guaranty agreement (this "Agreement") is made by Guarantor identified on the last page of this Agreement ("Guarantor").

Brian R. Blackmarr and Associates, Inc., whose address is 2215 McKinney Avenue, Suite 1700, Dallas, Texas 75201, Software Consulting Services America, Inc., whose address is 950 Tower Lane, Suite 1850, Foster City, California 94404, Software Innovators, Inc., whose address is 1501 North University Avenue, Suite 670, Little Rock, Arkansas 72207, and Integrated Controls, Inc., whose address is 100 Asma Blvd., Suite 300, Lafayette, Louisiana 70508 (hereafter individually and/or collectively "Companies"), have applied to Metro Factors, Inc. ("Metro") for factoring services, and as a condition of providing such services to Companies, Metro requires the corporate guaranty of Guarantor.

Guarantor makes this Agreement for the purpose of providing additional security to Metro and as an inducement to Metro to provide such services to Companies.

Therefore, in consideration of providing such services to Companies Guarantor unconditionally agrees with Metro as follows:

         1. The assumption by Guarantor of its obligations hereunder will result in a direct financial benefit to Guarantor.

         2. Guarantor hereby unconditionally guarantees to Metro the full and prompt performance of all obligations of Companies to Metro including but not limited to the obligations of Companies under the Factoring Agreement and Security Agreement between Metro and Companies. The obligations of Guarantor shall be absolute and unconditional and shall remain in full force and effect so long as Companies are receiving services from Metro, and upon the termination of the Factoring Agreement and Security Agreement with Metro the guaranty shall remain in full force and effect until all obligations of Companies to Metro are discharged and satisfied in full.

The obligations of Guarantor shall not be affected by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of Companies or of their insolvency, receivership, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or similar proceedings affecting Companies or any other guarantor of their obligations to Metro, nor by any merger, consolidation, or other reorganization of any kind involving Companies.

The liability of Guarantor hereunder is an absolute, direct, immediate, and unconditional guarantee of payment and not of collectability. Guarantor agrees on request to supply Metro with true and correct financial statements in such form as Metro may reasonably prescribe.

         3. No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Companies may have against Metro shall be available hereunder to Guarantor.

         4. Guarantor waives notice of demand of any kind to Guarantor personally and agrees that notice to Companies is notice to Guarantor.

         5. Guarantor authorizes Metro, without notice or demand, and without affecting Guarantor's liability hereunder, from time to time, to: (i) renew, compromise, extend, accelerate, or otherwise change the terms of the obligations of Companies to Metro or any part thereof; (ii) take and hold security for the payment of this Agreement of the obligations of Companies to Metro and exchange, enforce, waive, and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Metro in its discretion may determine; and (iv) release or substitute any one or more of any guarantor of any of Companies' obligations to Metro. Metro may, without notice or consent, assign this Agreement in whole or in part.

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         6. Any indebtedness of Companies now or hereafter held by Guarantor is hereby subordinated to the obligations of Companies to Metro, and such indebtedness of Companies to Guarantor, if Metro so requests, shall be collected, enforced and received by Guarantor as trustee for Metro and be paid over to Metro on account of the obligations of Companies to Metro, but without reducing or affecting in any manner the liability of Guarantor under the provisions hereof. Guarantor shall immediately inform Metro on request of any indebtedness of Companies held by Guarantor.

         7. Guarantor waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Companies or any person primarily or contingently liable for the guaranteed obligations or that arise from the existence or performance of Guarantor's obligations hereunder, including, without limitation, any claim, remedy or right or subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Metro against Companies or any collateral security Metro now has or hereafter acquires, regardless of how such claim, remedy or right arises.

         8. All disputes arising out of or in connection with this Agreement or any transaction hereunder shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association then in effect by an arbitrator chosen from such association's blind pool of arbitrators with significant knowledge and experience in the field of factoring of accounts receivable who shall be appointed in accordance with such Rules. The arbitrator's award shall be final and binding. Judgment upon the award rendered may be entered in any court having jurisdiction over the party against which the award is rendered. The parties expressly consent to the jurisdiction of the federal and state courts situated in the State of Texas for the purpose of enforcing any arbitration award rendered pursuant to this Paragraph 8 and the parties further agree that venue shall be Dallas County, Texas. The arbitration shall take place in Dallas, Texas, or such other place as the parties may agree. The arbitration shall include (i) a provision that the prevailing party in such arbitration shall recover its costs of the arbitration and reasonable attorneys' fees from the other party or parties, and (ii) the amount of such fees and costs. Guarantor hereby authorizes service of any legal process or notice upon the Secretary of State of Texas as Guarantor's agent.

         9. Upon happening of a default in the obligation of Companies to Metro, then Metro shall have the right to proceed first and directly against Guarantor under this Agreement without proceeding against or exhausting any other remedies which it may have against Companies or any other guarantor of Companies' obligations to Metro and without realizing upon any security held by Metro.

         10. No remedy herein conferred upon Metro is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by Metro to exercise any right accruing upon any default or failure of performance by Companies to Metro shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed to be expedient by Metro. This Agreement shall be binding upon Guarantor's successors and assigns.

DATED and effective:  __________________________________, 1999.

                                GUARANTOR:

                                BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.


                                By:
                                   ---------------------------------------------
                                     Patrick R. Quinn,
                                     Authorized Agent/Chief Accounting Officer


WITNESSED BY:


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